Exhibit 99.1

HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR FIRST QUARTER 2004 AND ANNOUNCES THE ACQUISITION OF THE EMBASSY SUITES CHICAGO DOWNTOWN-LAKEFRONT HOTEL

BETHESDA, MD; April 28, 2004 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the first quarter of 2004. First quarter results include the following:

•	Revenues increased $34 million, or 4%, to $809 million in the first quarter of 2004 compared to $775 million for the first quarter of 2003.

•	Net loss was $31 million and $34 million for the first quarter of 2004 and 2003, respectively.

•	Loss per diluted share was $.12 and $.16 for the first quarter of 2004 and 2003, respectively.

•	Funds from Operations (FFO) per diluted share were $.13 and $.15 for the first quarter of 2004 and 2003, respectively.

•	Results of operations in the first quarter of 2004 include approximately $12 million of charges for call premiums and the acceleration of deferred financing costs for prepayment of debt. This represents approximately $.04 per diluted share and approximately $.04 of FFO per diluted share.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $172 million in both the first quarter of 2004 and 2003.

FFO per diluted share and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Comparable hotel RevPAR for the first quarter increased 3.0%, driven by an increase in occupancy of almost two percentage points and a slight increase in average room rate. Comparable hotel adjusted operating profit margins declined approximately 55 basis points.

Christopher J. Nassetta, president and chief executive officer, stated, “We are pleased with the pace and the strength of the recovery. Demand accelerated throughout the quarter, helping us produce strong sequential improvement in RevPAR. The business mix has begun moving from discount business to higher-rated business and the group booking pace and net reservation volume continue to strengthen. Clearly, the operating environment for the lodging industry has improved considerably over the last few months and we feel the stage has been set for a sustained recovery.”

Balance Sheet

As of March 26, 2004, the Company had $526 million in cash and cash equivalents and $250 million of availability under its credit facility. Additionally, the Company had $598 million of restricted cash, including net proceeds of $484 million from the sale of 3.25% senior exchangeable debentures issued on March 16, 2004, which were used, along with available cash, to redeem $494 million of 7 7/8% Series B senior notes on April, 15 2004. During the second quarter, the Company also called an additional $65 million of Series B senior notes, which it will redeem on May 3, 2004. As a result of these redemptions, the Company will record a charge for call premiums and the acceleration of deferred financing costs totaling approximately $30 million in the second quarter of 2004.

On April 27, 2004, the Company acquired the 455-room Embassy Suites Chicago Downtown-Lakefront for approximately $89 million, with a portion of the funds raised from its equity offerings in 2003. This property is the first Embassy Suites and second Hilton-branded property in the portfolio. The property was acquired at an approximate 20% discount to replacement cost. During the first quarter of 2004, the Company also completed the sale of six non-core properties for total proceeds of approximately $100 million, which has been, or will be, used to repay debt.

W. Edward Walter, executive vice president and chief financial officer, stated, “Improved operating performance at our hotels combined with our capital market activities, which reduced our interest expense, has increased our interest coverage ratio and reduced our leverage. As a result, we are currently not restricted under our debt covenants on our ability to pay dividends or incur debt. Given our improved earnings outlook, we expect to be able to pay dividends on our perpetual preferred securities on a going forward basis.”

The Company does not expect to pay a meaningful dividend on its common shares in 2004.

2004 Outlook

As a result of the improving economic outlook, the Company expects comparable hotel RevPAR for the second quarter of 2004 and full year 2004 to increase approximately 5% to 7% and 4% to 6%, respectively. This reflects an increase from the Company’s 2004 RevPAR guidance issued on February 24, 2004. Based upon this guidance, the Company estimates that for 2004 its:

•	diluted loss per common share should be approximately $.08 to $.06 for the second quarter and $.27 to $.17 for the full year;

•	net loss should be approximately $17 million to $9 million for the second quarter and $52 million to $21 million for the full year;

•	FFO per diluted share should be approximately $.17 to $.20 for the second quarter and $.61 to $.71 for the full year (including $30 million, or $.09 per diluted share, for the second quarter and $54 million, or $.16 per diluted share, for the full year related to charges for call premiums and the acceleration of deferred financing costs for debt repaid or expected to be repaid); and

•	Adjusted EBITDA should be approximately $725 million to $755 million for the full year.

Mr. Nassetta noted, “Lodging industry fundamentals have improved significantly over the first half of last year. Improvements in operations thus far in 2004 have been primarily driven by increases in occupancy at our properties. We expect that as lodging industry fundamentals continue to strengthen, we will experience growth in average room rates and margin improvement, which should ultimately result in meaningful growth in RevPAR, earnings and shareholder value.”

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 112 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Westin and Hilton. For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 27, 2004, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*** Tables to Follow***

HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 7% of the partnership interests in Host LP held by outside partners as of April 27, 2004, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

The results we report are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International modified so that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2004 ended on March 26 and the first quarter of 2003 ended on March 28. As a result, during the first quarter of 2004 we included 86 days of operations, including February 29, 2004, while for first quarter 2003, we included 87 days of operations.

In addition, for results reported by hotel managers using a monthly reporting period (approximately one-fourth of our full-service hotels), the month of operation that ends after our fiscal quarter-end is included in our results of operations in the following fiscal quarter. For these hotels, operations for the entire month of March are reported in our second fiscal quarter. Accordingly, our results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August), and fourth quarter (September to December). The first quarter of 2004 includes 60 days of operations for our monthly hotels compared to 59 days of operations for the first quarter of 2003 as February included 29 days in 2004.

In contrast to the reporting periods for our consolidated statements of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results (comparable hotel revenues, expenses and adjusted operating profit) are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of certain of our fourth quarters which are comprised of seventeen weeks, such as fiscal year 2002). This means, however, that the reporting periods we use for hotel operating statistics may differ slightly from the reporting periods used for our consolidated statements of operations for the first and fourth quarters and the full year. For the hotel operating statistics and comparable hotel results reported herein:

•	Hotel results for the first quarter of 2004 reflect 12 weeks of operations for the period from January 3, 2004 to March 26, 2004 for our Marriott-managed hotels and results from January 1, 2004 to February 29, 2004 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Hotel results for the first quarter of 2003 reflect 12 weeks of operations for the period from January 4, 2003 to March 28, 2003 for our Marriott-managed hotels and results from January 1, 2003 to February 28, 2003 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses and adjusted operating profit) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. For 2004 and 2003, we consider 108 of our portfolio of 111 full-service hotels owned on March 26, 2004 to be comparable hotels. The operating results of the following three hotels that we owned as of March 26, 2004 are excluded from comparable hotel results for these periods:

•	the Hyatt Regency Maui Resort and Spa (acquired in November 2003);

•	the JW Marriott, Washington, D.C. (consolidated in our financial statements beginning in the second quarter of 2003); and

•	the Memphis Marriott (construction of a 200-room expansion started in 2003).

In addition, the operating results of the six hotels we disposed of in the first quarter of 2004 and the eight hotels we disposed of in 2003 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities, including the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, we believe that such measure can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions and Related Debt Extinguishments – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations and the related debt extinguishments because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed of and the related debt extinguishments could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect actual performance of the company for that period.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains and losses on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to shareholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit, on a comparable hotel, or “same store,” basis as supplemental information for investor’s information. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses or operating profit and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	March 26, 2004	December 31, 2003
ASSETS
Property and equipment, net	$7,020	$7,085
Assets held for sale	—	73
Notes and other receivables	54	54
Due from managers	79	62
Investments in affiliates (c)	86	74
Other	383	364
Restricted cash	598	116
Cash and cash equivalents	526	764

Total assets	$8,746	$8,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt
Senior notes, including $490 million, net of discount, of Exchangeable Senior Debentures (b)	$3,459	$3,180
Mortgage debt	2,109	2,205
Exchangeable Subordinated Debentures (c)	492	—
Other	100	101

Total debt	6,160	5,486
Accounts payable and accrued expenses	121	108
Liabilities associated with assets held for sale	—	2
Other	151	166

Total liabilities	6,432	5,762

Interest of minority partners of Host Marriott L.P.	124	130
Interest of minority partners of other consolidated partnerships	94	89
Company-obligated mandatorily redeemable exchangeable preferred securities of a subsidiary whose sole assets are exchangeable subordinated debentures due 2026 (“Exchangeable Preferred Securities”) (c)	—	475
Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 321.6 million shares and 320.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,619	2,617
Accumulated other comprehensive income	26	28
Deficit	(891)	(851)

Total shareholders’ equity	2,096	2,136

Total liabilities and shareholders’ equity	$8,746	$8,592

(a)	Our consolidated balance sheet as of March 26, 2004 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K.

(b)	Amount includes $494 million in 7 7/8% Series B senior notes redeemed on April 15, 2004.

(c)	We adopted Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) in 2003. Under FIN 46, our limited purpose trust subsidiary that was formed to issue trust-preferred securities (the

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

Exchangeable Preferred Securities Trust) was accounted for on a consolidated basis as of December 31, 2003 since we were the primary beneficiary under FIN 46.

In December 2003, the FASB issued a revision to FIN 46, which we refer to as FIN 46R. Under FIN 46R, we are not the primary beneficiary and we are required to deconsolidate the accounts of the Exchangeable Preferred Securities Trust. We adopted the provisions of FIN 46R on January 1, 2004. As a result, we recorded the $492 million in debentures (the Exchangeable Subordinated Debentures) issued by the Exchangeable Preferred Securities Trust and eliminated the $475 million of Exchangeable Preferred Securities that were previously classified in the mezzanine section of our consolidated balance sheet. The difference of $17 million is our investment in the Exchangeable Preferred Securities Trust, which is included in “Investments in affiliates” on our consolidated balance sheet. Additionally, we classified the related dividend payment of approximately $7 million as interest expense. We elected not to restate prior periods and the adoption of FIN 46R had no effect on our net loss, loss per diluted share or financial covenants under our senior notes indenture.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 26, 2004	March 28, 2003
Revenues
Rooms	$473	$452
Food and beverage	257	242
Other	50	52

Total hotel sales	780	746
Rental income (b)	29	27
Other income	—	2

Total revenues	809	775

Expenses
Rooms	119	111
Food and beverage	190	180
Hotel departmental expenses	216	206
Management fees	32	32
Other property-level expenses (b)	69	70
Depreciation and amortization	83	84
Corporate expenses	13	13

Total expenses	722	696

Operating profit	87	79
Interest income	3	3
Interest expense, including interest expense for the Exchangeable Subordinated Debentures in 2004 (c)	(118)	(110)
Net gains on property transactions	1	1
Minority interest income (expense)	(3)	1
Equity in losses of affiliates	(5)	(6)
Dividends on Exchangeable Preferred Securities (c)	—	(7)

Loss before income taxes	(35)	(39)
Benefit from income taxes	3	4

Loss from continuing operations	(32)	(35)
Income from discontinued operations (d)	1	1

Net loss	(31)	(34)
Less: dividends on preferred stock	(9)	(9)

Net loss available to common shareholders	$(40)	$(43)

Basic and diluted loss per common share	$(.12)	$(.16)

(a)	Our consolidated statements of operations for the quarter ended March 26, 2004 and March 28, 2003 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended
	March 26, 2004	March 28, 2003
Rental income
Full-service	$12	$10
Limited service and office buildings	17	17

	$29	$27

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$1
Limited service and office buildings	18	17

	$20	$18

(c)	See discussion of new accounting standard in footnote (b) to the consolidated balance sheet. Interest expense for the first quarter of 2004 also includes approximately $12 million for the payment of call premiums and the acceleration of deferred financing costs on debt redemptions and repayments.

(d)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for six properties sold in the first quarter of 2004 and eight properties sold in 2003.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 26, 2004			Quarter ended March 28, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(31)	321.0	$(.09)	$(34)	264.3	$(.13)
Dividends on preferred stock	(9)	—	(.03)	(9)	—	(.03)

Basic and diluted loss available to common
shareholders per share (a)	$(40)	321.0	$(.12)	$(43)	264.3	$(.16)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Exchangeable Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Comparable Hotels by Region (a)

(unaudited)

	As of March 26, 2004		Quarter ended March 26, 2004			Quarter ended March 28, 2003			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	21	11,302	$152.68	72.3%	$110.44	$158.47	66.3%	$105.06	5.1%
Florida	12	7,337	184.38	79.2	145.95	182.14	76.8	139.84	4.4
Atlanta	13	5,940	142.25	69.7	99.15	143.84	69.0	99.25	(0.1)
Mid-Atlantic	10	6,721	173.34	70.6	122.46	169.71	69.7	118.27	3.5
South Central	8	5,307	137.73	77.9	107.24	139.93	79.2	110.85	(3.3)
North Central	13	4,923	111.85	60.9	68.13	113.44	59.6	67.60	0.8
DC Metro	11	4,296	152.26	67.3	102.53	142.84	66.3	94.75	8.2
Mountain	8	3,313	117.43	65.5	76.91	115.19	65.1	75.00	2.6
International	5	1,952	115.85	70.1	81.18	105.45	67.4	71.05	14.3
New England	7	3,413	126.08	60.6	76.43	129.98	60.6	78.82	(3.0)

All Regions	108	54,504	149.41	70.7	105.63	149.18	68.8	102.58	3.0

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 26, 2004	March 28, 2003
Number of hotels	108	108
Number of rooms	54,504	54,504
Percent change in Comparable Hotel RevPAR	3.0%	—
Operating profit margin under GAAP (b)	10.75%	10.19%
Comparable hotel adjusted operating profit margin (c)	22.59%	23.16%

Comparable hotel sales
Room	$458	$444
Food and beverage	250	238
Other	49	52

Comparable hotel sales (d)	757	734

Comparable hotel expenses
Room	114	108
Food and beverage	182	175
Other	31	30
Management fees, ground rent and other costs	259	251

Comparable hotel expenses (e)	586	564

Comparable Hotel Adjusted Operating Profit	171	170

Non-comparable hotel results, net (f)	13	4
Office building and limited service properties, net (g)	(1)	—
Other income	—	2
Depreciation and amortization	(83)	(84)
Corporate expenses	(13)	(13)

Operating Profit	$87	$79

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the schedule above.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per share amounts)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended
	March 26, 2004	March 28, 2003
Revenues per the consolidated statements of operations	$809	$775
Non-comparable hotel sales	(35)	(16)
Hotel sales for the property for which we record rental income, net	11	12
Rental income for office buildings and limited service hotels	(17)	(17)
Other income	—	(2)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(11)	(18)

Comparable hotel sales	$757	$734

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended
	March 26, 2004	March 28, 2003
Operating costs and expenses per the consolidated statements of operations	$722	$696
Non-comparable hotel expenses	(26)	(18)
Hotel expenses for the property for which we record rental income	14	15
Rent expense for office buildings and limited service hotels	(18)	(17)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(10)	(15)
Depreciation and amortization	(83)	(84)
Corporate expenses	(13)	(13)

Comparable hotel expenses	$586	$564

(f)	Non-comparable hotel results, net includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and (ii) the difference between comparable hotel adjusted operating profit, which reflects 84 days of operations, and the operating results included in the consolidated statements of operations, which reflects 86 days and 87 days, respectively.

(g)	Represents rental income less rental expense for limited service properties and office buildings. For detail, see footnote (b) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share)

	March 26, 2004	December 31, 2003
Equity
Common shares outstanding	321.6	320.3
Common shares and minority held common OP Units outstanding	344.6	343.8
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding	4.1	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding	.03	.03

Security pricing
Common (a)	$12.26	$12.32
Class A Preferred (a)	$27.09	$26.74
Class B Preferred (a)	$26.72	$27.00
Class C Preferred (a)	$27.99	$27.26
Exchangeable Preferred Securities (b)	$50.69	$51.00
Exchangeable Senior Debentures (c)	$997.50	$—

Dividends per share
Common	$—	$—
Class A Preferred	$.625	$2.50
Class B Preferred	$.625	$2.50
Class C Preferred	$.625	$2.50
Class D Preferred	$.625	$1.88

Debt
Percentage of fixed rate debt	86%	85%
Weighted average interest rate (d)	7.1%	7.7%
Weighted average debt maturity (d)	6.8 years	5.5 years
Credit facility, outstanding balance (capacity of $250 million)	$—	$—

Other Financial Data
Construction in progress	$75	$56
	Quarter ended
	March 26, 2004	March 28, 2003
Hotel Operating Statistics for All Full-Service Properties
Average Daily Rate	$150.41	$145.90
Average Occupancy	70.8%	68.7%
RevPAR	$106.42	$100.20

(a)	Share prices are the closing price on the consolidated balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock.

(b)	Market price as of March 26, 2004 as quoted by Bloomberg L.P. As of March 26, 2004, we have reclassified these securities to debt on our consolidated balance sheet. See footnote (b) to the consolidated balance sheet.

(c)	Market price as of March 26, 2004 as quoted by Bloomberg L.P. Quoted price reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the incurrence of certain events.

(d)	Amounts include the Exchangeable Subordinated Debentures in 2004. See footnote (b) to the consolidated balance sheet. Excluding the Exchangeable Subordinated Debentures, our weighted average interest rate was 7.1% and our weighted average debt maturity was 5.4 years.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 26, 2004			Quarter ended March 28, 2003
			Per Share Amount			Per Share Amount
	Income (loss)	Shares		Income (loss)	Shares
Net loss available to common shareholders	$(40)	321.0	$(.12)	$(43)	264.3	$(.16)
Adjustments:
Gains on dispositions, net	(2)	—	—	(1)	—	—
Depreciation and amortization	83	—	.25	88	—	.33
Partnership adjustments	5	—	.02	2	—	.01
FFO of minority partners of Host LP (a)	(3)	—	(.01)	(5)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.3	(.01)	—	2.5	(.01)
Assuming conversion of Exchangeable Subordinated Debentures	—	—	—	—	—	—
Assuming conversion of minority OP Units issuable	—	—	—	—	—	—

FFO per diluted share (b) (c)	$43	324.3	$.13	$41	266.8	$.15

(a)	Represents FFO attributable to the minority interest in Host LP.

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Exchangeable Subordinated Debentures. No effect is shown for securities if they are anti-dilutive.

(c)	Amount includes a reduction of approximately $12 million, or $.04 of FFO per diluted share, related to the charges for call premiums and the acceleration of deferred financing costs related to the repayment of debt.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended
	March 26, 2004	March 28, 2003
Net loss	$(31)	$(34)
Interest expense (a)	118	110
Dividends on Exchangeable Preferred Securities (a)	—	7
Depreciation and amortization	83	84
Income taxes	(3)	(4)
Discontinued operations (b)	—	5

EBITDA (c)	167	168
Gains and losses on dispositions and related debt extinguishments	(2)	(1)
Consolidated partnership adjustments:
Minority interest (income) expense	3	(1)
Distributions to minority interest partners of Host LP and other minority partners	(1)	(1)
Equity investment adjustments:
Equity in losses of affiliates	5	6
Distributions received from equity investments	—	1

Adjusted EBITDA (c)	$172	$172

(a)	Interest expense in 2004 includes approximately $7 million previously classified as dividends on Exchangeable Preferred Securities. See footnote (b) to the consolidated balance sheets for further detail.

(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations per Diluted Share for Second Quarter 2004 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Second Quarter 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(26)	321.7	$(.08)
Adjustments:
Depreciation and amortization	83	—	.26
Gain on disposition, net	(1)	—	—
Partnership adjustments	4	—	.01
FFO of minority partners of Host LP (b)	(4)	—	(.01)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.3	(.01)

FFO per diluted share (d)	$56	325.0	$.17

	High-end of Range
	Second Quarter 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(18)	321.7	$(.06)
Adjustments:
Depreciation and amortization	83	—	.26
Gain on disposition, net	(1)	—	—
Partnership adjustments	5	—	.01
FFO of minority partners of Host LP (b)	(5)	—	(.01)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.3	—

FFO per diluted share (d)	$64	325.0	$.20

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations per Diluted Share for Full Year 2004 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(87)	323.3	$(.27)
Adjustments:
Depreciation and amortization	359	—	1.11
Gain on dispositions, net	(81)	—	(.25)
Partnership adjustments	22	—	.06
FFO of minority partners of Host LP (b)	(14)	—	(.04)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.3	—

FFO per diluted share (d)	$199	326.6	$.61

	High-end of Range
	Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(56)	323.3	$(.17)
Adjustments:
Depreciation and amortization	359	—	1.11
Gain on dispositions, net	(81)	—	(.25)
Partnership adjustments	24	—	.07
FFO of minority partners of Host LP (b)	(16)	—	(.05)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.3	—

FFO per diluted share (d)	$230	326.6	$.71

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts (a)

(unaudited, in millions)

	Full Year 2004
	Low-end of Range	High-end of Range
Net Loss	$(52)	$(21)
Interest expense (e)	480	480
Depreciation and amortization	361	361
Income taxes	(6)	(4)

EBITDA	783	816
Losses (gains) on dispositions	(81)	(81)
Consolidated partnership adjustments:
Minority interest (income) expense	3	3
Distributions to minority interest partners of Host LP and other minority partners	(2)	(3)
Equity investment adjustments:
Equity in losses of affiliates	20	18
Distributions received from equity investments	2	2

Adjusted EBITDA	$725	$755

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2004. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the full year and second quarter 2004 forecasts, we have made the following assumptions:

•	RevPAR will increase between 4% and 6% for the full year and increase between 5% and 7% for the second quarter for the low and high ends of the forecasted ranges, respectively.

•	Comparable hotel adjusted operating profit margins will remain unchanged and increase 50 basis points for the full year and will decrease 10 basis points and increase 30 basis points for the second quarter for the low and high ends of the forecasted ranges, respectively.

•	$450 million of hotels will be sold during 2004.

•	$400 million of acquisitions will be made during 2004.

•	$700 million of debt will be redeemed or repaid for the full year ($300 million of which was redeemed or repaid in the first quarter and $65 million of which was redeemed in the second quarter) with the proceeds from asset sales and the World Trade Center settlement. In addition, $494 million of debt was repaid with the net proceeds from the issuance of the Exchangeable Senior Debentures, as well as available cash in the second quarter. Charges

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts (a)

(unaudited, in millions)

totaling $54 million, or $.16 of FFO per diluted share, in call premiums and the acceleration of deferred financing costs associated with the debt repayments will be incurred in the full year and $30 million, or $.09 of FFO per diluted share, in the second quarter.

•	Fully diluted shares will be 326.6 million and 325.0 million for the full year and second quarter, respectively.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	These shares are dilutive for purposes of the FFO per diluted share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2004 compared to net earnings for FFO for the year.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Exchangeable Preferred Securities. No effect is shown for securities if they are anti-dilutive.

(e)	Interest expense in 2004 includes amounts previously classified as dividends on Exchangeable Preferred Securities. See footnote (b) to the consolidated balance sheets for further detail.